  Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
INTERNAL FIXATION SYSTEMS, INC.

INDEX

ARTICLE I	Offices
	Section 1.	Registered Office.
	Section 2.	Other Offices.

ARTICLE II	Meetings of Shareholders
	Section 1.	Place of Meeting.
	Section 2.	Annual Meetings.
	Section 3.	Special Meetings.
	Section 4.	Notice of Meetings.
	Section 5.	Action by Consent in Writing.
	Section 6.	Quorum.
	Section 7.	Required Vote.
	Section 8.	Voting and Proxies.
	Section 9.	Voting Lists.
	Section 10.	Record Date.

ARTICLE III	Board of Directors
	Section 1.	Powers.
	Section 2.	Number.
	Section 3.	Election and Term of Office.
	Section 4.	Vacancies.
	Section 5.	Removal.
	Section 6.	Place of Meetings.
	Section 7.	Regular Meetings.
	Section 8.	Special Meetings.
	Section 9.	Quorum.
	Section 10.	Compensation.
	Section 11.	Committees.
	Section 12.	Presence at Meetings.
	Section 13.	Written Consent.

ARTICLE IV	Officers
	Section 1.	Designation.
	Section 2.	Election.
	Section 3.	Removal and Resignation.
	Section 4.	Vacancies.
	Section 5.	Chairman of the Board.
	Section 6.	President.
	Section 7.	Vice Presidents.
	Section 8.	Secretary.
	Section 9.	Treasurer.
	Section 10.	Compensation.

ARTICLE V	Certificates of Stock
	Section 1.	Description.
	Section 2.	Lost Certificates.
	Section 3.	Transfers of Stock.
	Section 4.	Registered Shareholders.

ARTICLE VI	Indemnification

ARTICLE VII	General Provisions
	Section 1.	Bank Accounts.
	Section 2.	Fiscal Year.
	Section 3.	Corporate Seal.
	Section 4.	Books and Records.
	Section 5.	Bylaws.
	Section 6.	Dividends.

ARTICLE VIII	Amendment to Bylaws

ARTICLE IX	Severability

BYLAWS
OF
INTERNAL FIXATION SYSTEMS, INC.

ARTICLE I
Offices

SECTION 1.  Registered Office.  The location of the registered office of the corporation shall be as stated in the Articles of Incorporation, which location may be changed from time to time by the Board of Directors.

SECTION 2.  Other Offices.  The corporation may also have offices or branches at such other places, both within and without the State of Florida, as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE II
 Meetings of Shareholders

SECTION 1. Place of Meeting. All meetings of the shareholders shall be held at such place in or out of the State of Florida as shall be designated from time to time by the Board of Directors and stated in the notice of such meeting or in a duly executed waiver of notice thereof.

SECTION 2. Annual Meetings.

(A) The annual meeting of the shareholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders: (i) pursuant to the corporation's notice of meeting of shareholders; (ii) by or at the direction of the Board of Directors; or (iii) by any shareholder of the corporation who was a shareholder of record at the time of giving the shareholder's notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth below in Section 2(B).

(B) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of subsection (A) above:

(i) the shareholder must have given timely notice thereof in writing to the Secretary of the corporation,

(ii) such other business must be a proper matter for shareholder action under the Florida Business Corporation Act (FBCA),

(iii) if the shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined in the last sentence of this subsection B), such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such shareholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation Notice, and

(iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the shareholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 2.

To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth:

(a)
as to each person whom the shareholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act") and Rule 14a-4(d) thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(b)
as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)
as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

(C) Notwithstanding anything in the third sentence of subsection (B) above to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(D) Only such persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

(E) Notwithstanding the foregoing provisions of this Section 2, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders' meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(F) For purposes of this Section 2, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

SECTION 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called (a) by the Board of Directors, (b) by the holders of not less than one-tenth of all the shares entitled to vote at the meeting who have signed, dated and delivered to the corporation's secretary one or more written demands for the meeting describing the purpose(s) for which it is to be held, or (c) by the President.

SECTION 4. Notice of Meetings. Whenever shareholders are required or authorized to take any action at a meeting, a notice of such meeting, stating the place. day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, no fewer than ten (10) nor more than sixty (60) days before the date set for such meeting, either personally or by first-class mail, by or at the direction of the President or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder, at his address as it appears on the stock transfer books of the corporation, with first-class postage prepaid thereon. Written waiver by a shareholder of notice of a shareholders' meeting, signed by him, whether before or after the time stated thereon, shall be equivalent to the giving of such notice.

SECTION 5. Action by Consent in Writing. Any action required or permitted to be taken at any annual or special meeting of the shareholders of this corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be dated and signed by the holders of the outstanding stock having no fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by the approving shareholders, and delivered to the corporation by delivery to its principal office in the state of Florida, its principal place of business, the corporate secretary or another officer or agent of the corporation having custody of the book in which proceedings of shareholder meetings are recorded. No written consent shall be effective to take the corporate action referred to therein unless within 60 days of the date of the earliest dated consent delivered in the manner required by this section, written consent signed by the number of holders required to take said action are delivered to the corporation by delivery as set forth in this section.

Within 10 days after obtaining authorization by written consent for the action, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote in the action.

SECTION 6. Quorum. The majority of the shares entitled to vote thereat, present or represented by proxy at any meeting, shall constitute a quorum of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting, subject to the provisions of Section 4 hereof.

SECTION 7. Required Vote. If a quorum is present at any meeting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one for which, by express provision of law or of the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SECTION 8. Voting and Proxies. Except as otherwise provided in the Articles of Incorporation or by the terms of any outstanding series of Preferred Stock of the corporation, each shareholder shall be entitled at each meeting and upon each proposal presented at such meeting to one vote in person or by proxy for each share of voting stock recorded in his name on the books of the corporation on the record date fixed as below provided, or if no such record date was fixed, on the day of the meeting. Every proxy must be signed by the shareholder or his attorney in fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. If a proxy expressly provides, any proxy-holder may appoint in writing a substitute to act in his place.

SECTION 9. Voting Lists. The Secretary shall have charge of the stock ledger and shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number and class and series, if any, of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder at any time during usual business hours for a period of at least ten (10) days prior to the meeting, either at (i) the registered office of the corporation, (ii) the principal place of business of the corporation, or (iii) the office of the transfer agent or registrar of the corporation. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder or proxy who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders. The requirements set forth in this section shall not apply to any meeting occurring while the corporation has fewer than six shareholders.

SECTION 10. Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance, but shall not be required to, a record date in accordance with the Florida Statutes then in effect.

 SECTION 11. Office. No person shall be required to own, hold or control stock in the corporation as a condition precedent to holding an office in the corporation.

ARTICLE III
Board of Directors

SECTION 1. Powers. The business of the corporation shall be managed and its corporate powers shall be exercised by its Board of Directors, except as otherwise provided by statute or by the Articles of Incorporation.

SECTION 2. Number. The number of directors which shall constitute the whole Board shall be not less than one. The number of directors shall be determined from time to time by resolution of the Board of Directors.

SECTION 3. Election and Term of Office. Directors shall be elected at the annual meeting of shareholders, except as provided in Sections 4 and 5 of this Article. At each meeting of shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Each director shall hold office until the next succeeding annual meeting, or until his successor is elected and qualified, or until his earlier resignation by written notice to the Secretary of the corporation, or until his removal from office.

SECTION 4. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected until the next annual meeting of the shareholders. If there are no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders for the purpose of electing a new Board of Directors.

SECTION 5. Removal. At a special meeting of the shareholders, duly called expressly for that purpose as provided in these Bylaws, any director or directors, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, may be removed from office, either with or without cause, and the remaining directors, in the manner provided in these Bylaws, shall fill any vacancy or vacancies created by such a removal.

SECTION 6. Place of Meetings. Meetings of the Board of Directors of the corporation, regular or special, may be held either within or without the State of Florida.

SECTION 7. Regular Meetings. Unless otherwise restricted by the Articles of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Florida which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by any two directors, the Chairman of the Board or the President or Secretary on two (2) days' written notice to each director, either personally or by mail or by facsimile transmission. Notice of any special meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance by a director at a special meeting shall constitute a waiver of notice of such special meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such special meeting is not lawfully convened.

SECTION 9. Quorum. A majority of all the directors shall constitute a quorum for the transaction of business. The affirmative vote of the majority of directors present at a meeting where a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 10. Compensation. The Board of Directors shall have the authority to fix the compensation of directors, and the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors.

SECTION 11. Committees. A majority of the full Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation; provided, however, such a committee shall not have the power or authority to:

(a)           approve or recommend to shareholders actions or proposals required by statute to be approved by the shareholders,

(b)           fill vacancies on the Board of Directors or any committee thereof,

(c)           adopt, amend or repeal the Bylaws of the corporation,

(d)           authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or

(e)           authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A committee, and each member thereof, shall serve at the pleasure of the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

SECTION 12. Presence at Meetings. Members of the Board of Directors or an executive committee shall be deemed present in person at a meeting of such Board or committee if a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other is used.

SECTION 13. Written Consent. Any action of the Board of Directors or of any committee thereof, which is required or permitted to be taken at a regular or special meeting, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the members of the Board of Directors or of the committee, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or committee.

ARTICLE IV
Officers

SECTION 1. Designation. The corporation shall have a President, a Secretary and a Treasurer. The corporation also may have, at the discretion of the Board of Directors, a Chairman of the Board and one or more Vice Presidents (however titled), Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

SECTION 2. Election. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect such other officers, including a Chairman of the Board, as the business of the corporation may require, all such officers to be elected at the annual meeting of the Board of Directors or at a special meeting called for that purpose. Each such officer shall hold his office until he/she shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified. Officers shall be elected by the affirmative vote of the majority of directors present at a meeting where a quorum is present.

SECTION 3. Removal and Resignation. Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, by the affirmative vote of the majority of directors present at any meeting where a quorum is present. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board. if one shall have been elected, or to the President or the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the Board of Directors.

SECTION 5. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, if present, shall preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws.

SECTION 6. President. The President, subject to the control of the Board of Directors, shall have general supervision, direction and control of the business and affairs of the corporation. He/She shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors. He/She shall execute deeds, bonds, mortgages and other instruments on behalf of the corporation, except where required or permitted by law to be signed and executed otherwise and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. He/She shall be ex-officio a member of all the standing committees, if any, shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

 SECTION 7. Vice Presidents. The Vice Presidents, if any, shall have such powers and perform such duties as may be prescribed from time to time for them respectively by the Chairman of the Board, the President, the Board of Directors or these Bylaws.

SECTION 8. Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the registered or principal office, or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and he/she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

SECTION 9. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, and shares. The books of account shall be open at all reasonable times to inspection by any director.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He/She shall disburse the funds of the corporation, shall render to the President and any director, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. As required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his/her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 10. Compensation. The compensation of the officers and agents of the corporation shall be fixed from time to time by the Board of Directors, or by such officer or officers as said Board shall direct, and no officer shall be prevented from receiving such compensation by reason of the fact that he/she is or was a director of the corporation.

ARTICLE V
Certificates of Stock

SECTION 1. Description. Every shareholder shall be entitled to have for each kind, class or series of stock held a certificate certifying the number of shares thereof held of record by him. Certificates shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation. The seal may be facsimile, engraved or printed. Where such certificate is signed by a transfer agent or a registrar other than the corporation itself, the signature of any of those officers named herein may be facsimile. In case any officer who signed, or whose facsimile signature has been used on, any certificate shall cease to be such officer for any reason before the certificate has been delivered by the corporation, such certificate may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

SECTION 2. Lost Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. The corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 3. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, except as otherwise required by law or by the terms of the stock certificate.

SECTION 4. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls, to the extent permitted by law, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such shares on the part of any other person, regardless of whether it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VI
Indemnification

SECTION 1. The corporation, to the fullest extent authorized or permitted by the provisions at 607.0850 Fl.Stat. (other than 607.0850(7)), FBCA (or any amendment or successor provision thereof or any other statutory provision authorizing or permitting such indemnification or advancement of expenses which is adopted after the date this Article VI is adopted), shall indemnify against liability, and advance expenses to, any person, and his heirs, executors, administrators and legal representatives, who is or was a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation. Officers and directors who are so entitled to be indemnified shall be paid their expenses in advance of a final disposition of the proceeding to the maximum extent authorized or permitted by the provisions of 607.0850(6) Fl.Stat. or any amended or successor section.

SECTION 2. Article VI, Section 1 of these Bylaws shall not be construed to mean that indemnification and advancement of expenses by the corporation pursuant to 607.0850(7) Fl.Stat. is not permitted. The corporation may indemnify and advance expenses to any person pursuant to Section 607.0850(7) Fl.Stat., or any amended or successor section, to the extent and in the manner desired by the corporation and permitted by law.

SECTION 3. Terms used in this Article VI shall have the meanings ascribed to them in 607.0850(11) Fl.Stat. or any amended or successor section.

ARTICLE VII
General Provisions

SECTION 1. Bank Accounts.  All checks, drafts or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate.

SECTION 2.  Fiscal Year.  The fiscal year of the corporation shall be fixed from time to time by resolution of the Board of Directors, but shall end on December 31st of each year if not otherwise fixed by the Board.

SECTION 3.  Corporate Seal.  The Board of Directors may adopt a corporate seal for the corporation. The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Florida.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Except as otherwise provided by law, the failure to affix the seal of the corporation to a document shall not affect the validity thereof.

SECTION 4.  Books and Records. The corporation shall keep within or without the State of Florida books and records of account and minutes of the proceedings of its shareholders, Board of Directors and executive committee, if any. The corporation shall keep at its registered office or at the office of its transfer agent within or without the State of Florida a stock transfer book for shares of the corporation containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record thereof. Any of such stock transfer book, books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

SECTION 5.  Bylaws.  These Bylaws shall govern the internal affairs of the corporation, but only to the extent they are consistent with law and the Articles of Incorporation. Nothing contained in the Bylaws shall, however, prevent the imposition by contract of greater voting, notice or other requirements than those set forth in these Bylaws.

SECTION 6. Dividends. The Board of Directors, at any regular or special meeting thereof, subject to any restrictions established by law or contained in the Articles of Incorporation, may declare and pay dividends upon the shares of its capital stock in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent.

ARTICLE VIII
Amendment to Bylaws

These Bylaws may be altered, amended, repealed or added to by the vote of a majority of the Board of Directors present at any regular meeting of the said Board, or at a special meeting of the directors called for that purpose, provided a quorum of the directors are present at such meeting, unless the power to alter, amend, repeal or add to the Bylaws is reserved to the shareholders by the Articles of Incorporation.

ARTICLE IX
Severability

The provisions of these Bylaws shall be separable each from any and all other provisions of these Bylaws, and if any such provision shall be adjudged to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, or the powers granted to this corporation by the Articles of Incorporation or Bylaws.

THIS CERTIFIES that the foregoing constitutes the Amended and Restated Bylaws of Internal Fixation Systems, Inc. as adopted by the Board of Directors of the corporation on the 15th day of December 2011.

/s/ Laura Cattabriga
Laura Cattabriga, Secretary
 (Corporate Seal)